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                    Product Development and Supply Agreement

This Product Development and Supply Agreement, dated as of August 24, 2001 (hereinafter the "Effective Date"), sets forth the agreement between BIOMET, INC., an Indiana corporation ("Biomet"), having an office and principal place of business at 56 East Bell Drive, P.O. Box 587, Warsaw, Indiana 46581-0587, and ORGANOGENESIS INC., a Delaware corporation ("OI") having an office and principal place of business at 150 Dan Road, Canton, Massachusetts 02021.

BACKGROUND

WHEREAS, OI owns or has licenses for technology and is developing certain products relating to the use of natural acellular biomaterials for applications in human musculoskeletal tissues including bone and tissue, and is seeking funding to further its research and development of products using such technology through establishment of a sponsored product development program; and

WHEREAS, Biomet is willing to fund such further product development under the terms and conditions of this Agreement, and

WHEREAS, OI is willing to exclusively sell to Biomet such products for resale by Biomet for certain applications in human musculoskeletal tissues including bone and tissue as set forth herein; and

WHEREAS, Biomet is willing to purchase its requirements of such products for such application exclusively from OI as set forth herein; and

WHEREAS, the Parties acknowledge that as not all proposed products may be successfully developed or commercialized, the Parties agree that Biomet may, while retaining the rights for other products, return to OI the rights to purchase for resale the products which cannot be successfully commercialized in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties and promises contained herein, Biomet and OI agree as follows:

Article 1 - Certain Definitions

When used herein, the following terms shall have the meanings set forth below:

     1.1 "Affiliate" shall mean any corporation or other entity that controls, is controlled by, or is under common control with, a Party.

     1.2 "Agreement" shall mean this Product Development and Supply Agreement.

     1.3 "Biomet" shall mean Biomet, Inc., an Indiana corporation, and any Affiliate in which Biomet controls either directly or indirectly at least 50% dollar value of the stock or voting rights.


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     1.4 "Biomet Technology" shall mean technology developed solely by Biomet after the Effective Date if used in the manufacture of Products, as hereafter defined, under this Agreement.

     1.5 "Clinical Investigation" shall mean each investigation on humans, and the data derived therefrom, for a proposed or Launched Product, as hereafter defined.

     1.6 "FDA" shall mean the U.S. Food and Drug Administration in the United States and, for regulatory matters in foreign countries, the competent regulatory agencies and authorities in such countries.

     1.7 "FortaFlex" shall mean a natural acellular collagen derived from porcine small intestine embodying OI Technology, as hereafter defined. FortaFlex is a trademark of OI.

     1.8 "Field" shall mean each of the following [***] market areas: [***] (each, separately, referred to as a "Product Application"), but excluding FortaFlex used as a [***].

     1.9 "Improvement(s)" shall mean any enhancement or improvement to any Product invented or conceived by or on behalf of OI or jointly by both Parties during the Term, whether or not patentable.

     1.10 "Joint Technology" shall mean Proprietary Technology Rights, as hereafter defined, developed jointly by both Parties during the Term.

     1.11 "Launch(ed)" shall mean the first commercial sale of a Product.

     1.12 "Management Committee" shall mean the committee described in paragraph
3.1 of this Agreement.

     1.13 "Net Sales" shall mean the total of all amounts invoiced by Biomet or its authorized Affiliates and sublicensees for sales of Products to independent, unrelated entities, less only the following deductions: (i) trade and/or quantity discounts actually allowed and taken in such amounts as are customary in the trade; (ii) sales and other excise taxes and duties paid, absorbed or allowed; and (iii) amounts repaid or credited by reason of rejection, defects or returns, or because of retroactive price reductions.

     1.14 "OI" shall mean Organogenesis Inc., a Delaware corporation, and any subsidiary or Affiliate thereof in which OI controls either directly or indirectly at least 50% of the stock or voting rights.

     1.15 "OI Technology" shall mean the Proprietary Technology Rights developed or owned solely by OI that relate to FortaFlex and/or Products, including but not limited to Patents.

     1.16 "Party or Parties" shall mean either or both Biomet and OI, as the case may be.

     1.17 "Patents" shall mean the patents and patent applications listed in Appendix A as the same may be amended from time to time throughout the Term to include patents issued after the Effective Date that relate to OI Technology or Joint Technology, and any substitutions,

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divisionals, reissues, re-examinations, continuations, continuations-in-part, and inventor certificates and all foreign counterparts of any such patent or application, said patents having one or more valid patent claims that read upon one or more of the Products.

     1.18 "Product" shall mean any device or product containing FortaFlex that is sold by OI to Biomet for resale by Biomet under this Agreement for use in one or more Product Applications.

     1.19 "Product Plan" shall mean the written document described in Article 4.1.1.

     1.20 "Proprietary Information" means all materials, products, trade secrets, confidential or proprietary information of a Party designated as such in writing by the Party, whether by letter or by the use of an appropriate proprietary stamp or legend, which is disclosed to the other Party. Notwithstanding the foregoing, information which is orally or visually disclosed to the recipient Party by the disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall be deemed Proprietary Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the recipient Party a writing summarizing the orally, visually or written disclosed information in sufficient detail to advise the recipient Party adequately of its proprietary nature or confidentiality.

     1.21 "Proprietary Technology Rights" shall mean all rights owned, licensed or developed heretofore by OI, or hereafter during the Term jointly by both Parties, relating to any and all Regulatory Approvals, Clinical Investigations, discoveries, modifications, know-how, trade secrets, inventions (whether or not patentable), patent applications and patents (including, without limitation, all substitutions, divisionals, reissues, re-examinations, continuations, continuations-in-part, and inventor certificates and all foreign counterparts of the foregoing), data, information or physical, chemical or biological materials useful or necessary to the development or manufacture of Products. It includes Improvements.

     1.22 "Regulatory Approval" shall mean all approvals and clearances by regulatory authorities (including but not limited to FDA), which are necessary and required to manufacture, sell and ship commercially a Product in each country in the Territory that requires such approval and clearance.

     1.23 "Specifications" means the characteristics for any formulation of a Product agreed to by the Management Committee to which each Product is manufactured for commercial sale, consistent with all applicable regulatory requirements, including, but not necessarily limited to FDA Quality System regulations. As agreed to and as amended from time to time by agreement of the Management Committee, Specifications for each Product shall be attached to this Agreement as part of Appendix B, and thereafter be deemed a part of this Agreement.

     1.24 "Study" or "Studies" shall mean, as to any Product, one or more investigations performed to evaluate the overall risk-benefit relationship of an interventional treatment in vitro, or in animals (but not in humans), and that, collectively, can provide scientific bases for physician labeling and Regulatory Approval.

     1.25 "Term" shall mean the period during which this Agreement is in effect, commencing on the Effective Date and ending on the date of the last to expire of the Patents.

     1.26 "Territory" shall mean all the countries of the world.


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     1.27 "Trademark" shall mean any proprietary mark or marks jointly agreed to by the Management Committee to be applied to or identified with any Product as a proprietary identification.

Article 2 - Licenses Granted to Biomet

     2.1 Exclusive License to Biomet. Subject to the terms and conditions of this Agreement, OI hereby grants to Biomet and Biomet hereby accepts from OI the exclusive rights to distribute, market, offer to sell, and sell, but not make Products for use in the Field throughout the Territory. OI shall neither, directly or indirectly, distribute, market, offer to sell, or sell Products for use in the Field through its own sales force or through other distributors, dealers or agents, nor grant any such rights to market, offer to sell, or sell Products to its own sales force, other distributors, dealers, or agents.

     2.2 Trademarks.

        2.2.1 Selection and Ownership. Products shall be marketed and sold by Biomet throughout the Term bearing a Trademark or Trademarks selected by the Management Committee and owned and registered by Biomet at its expense.

        2.2.2 OI Use. Upon execution of an appropriate royalty-bearing license to Biomet, OI may use any Trademark on any Product for use outside the Field.

        2.2.3 OI Trademarks. In addition to any Trademark selected by the Management Committee, the finished package of any Product sold by Biomet shall conspicuously bear a proprietary trademark owned and selected solely by OI and used to identify FortaFlex technology.

Article 3 - Administrative Structure, Management Control and Cooperation

     3.1 Management Committee. The Parties shall form a Management Committee consisting of one voting member designated by each Party. Additional representatives of either Party may attend meetings, but shall not have voting rights. The Management Committee shall have overall responsibility for oversight of each Product Plan. The Management Committee may create subcommittees, as it deems appropriate (as, for example, a design review board).

     3.2 Decisions. Decisions of the Management Committee shall be by unanimous vote of both members, each of whom shall be entitled to one vote. In the event of an inability of the Management Committee to obtain a unanimous vote on any issue, at the request of either Party the matter at impasse shall be submitted to the Chief Executive Officers of both Parties, or a designee of either CEO with decision-making authority, who shall negotiate a good faith resolution to the impasse.

     3.3 Meetings. Normally, meetings of the Management Committee will be held approximately 4 times a year throughout the Term to coincide with significant milestones in each Product Plan. Additional meetings may be held at the request of a Party to review the activities under each Product Plan approved by the Management Committee.

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     3.4 Information Exchange. During the Term, personnel of either Party may find it necessary or desirable to visit laboratories or facilities of the other to observe or inspect such work and become familiar with the laboratory methods and techniques that are used to produce the Products. The Parties shall accommodate and arrange these visits to such facilities in good faith, it being understood that neither Party will make unreasonable demands in this regard and each will make advance arrangements for such visits. During such visits, neither Party shall be obligated to provide any technology or information for inspection by the other that is not related to the Products.

     3.5 Third Party Technology. If either Party during the Term incurs substantial expenses in connection with obtaining a license to technology from a third party, and that license would, if embodying technology conceived by either Party or both Parties, amount to an Improvement, then the other Party shall, if it wishes to include the in-licensed technology in Products subject to this Agreement in order to receive the benefits of its inclusion under this Agreement, bear a reasonable share of the license expense, as mutually agreed between the Parties.

     3.6 Standards in Excess of Legal Requirements. Unless approved by the Management Committee, neither Party shall be required to exceed the requirements of any regulation or law in the development, testing, manufacture or marketing of Products.

Article 4 - Product Application Development

     4.1 Product Plan

        4.1.1 Contents. A Product Plan is a written document drafted by the Parties describing the Product or Products proposed for use in a Product Application. There shall be one, and only one, Product Plan for each Product Application. Each Product Plan shall define and justify each Product in a Product Application from both a technical and commercial perspective. A Product Plan shall include an outline of the development process and the key risks and assumptions for each Product. Specifications may be added to a Product Plan after its approval by the Management Committee, or amended thereafter to reflect increasing knowledge of that Product throughout development. Each Product Plan shall also propose minimum annual product sales for each proposed Product as required by Article 7.

        4.1.2 Preparation and Review. A draft recommended Product Plan for each Product Application shall be prepared by the Parties as follows:

        4.1.2.1 The Product Plan for [***] Product Application shall be attached hereto as Appendix C and deemed approved by the Management Committee.

        4.1.2.2 The Product Plan for each of the remaining [***] Product Applications shall be drafted by the Parties periodically after the Effective Date, at the rate of at least one every [***].

        4.1.3 Approval. Each Product Plan shall be reviewed and approved by the Management Committee within 60 days of its initial draft by the Parties. Approval of the Product Plan signifies that the Product or Products

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                described therein, as the case may be, have proceeded to the design specification phase of design control.

        4.1.4   Remedies for Failure to Approve: If:

                4.1.4.1 the Management Committee does not approve the Product
                        Plan for a Product Application within 60 days of its submission to the Management Committee, and if

                4.1.4.2 the CEO's of both Parties do not subsequently approve such a Product Plan as described in Article 3.2 within 30 days of the failure of the Management Committee to approve the Product Plan as described in Article 4.1.4.1, and if

                4.1.4.3 thereafter an arbitrator has not issued an award
                        approving a Product Plan after arbitration commenced pursuant to Article 18 by either party within 30 days of the failure of the CEO's to approve the Product Plan as described in Article 4.1.4.2, then

                4.1.4.4 OI shall be deemed free thereafter to manufacture, sell, have sold or sublicense to any person or entity each Product proposed in each Product Plan that the Management Committee has failed to timely approve. OI shall also be deemed free to use, disclose and sublicense any Proprietary Technology Rights related to each such proposed Product in each such Product Plan; provided, however, if OI wishes to use any Biomet Technology to make, use, sell, or offer to sell any such proposed Product, then Biomet agrees to license such Biomet Technology for such purposes under mutually agreed upon and commercially reasonable terms and conditions consistent with prevailing terms and royalty rates in the medical device industry. The rights herein granted to Biomet to obtain an exclusive license for each such proposed Product shall thereafter be deemed void and of no effect, but all rights herein granted to Biomet for every other Product shall remain in full force and effect.

        4.1.5 Amendment. With the approval of the Management Committee, each Product Plan may be amended from time to time throughout the Term to reflect unforeseen circumstances that make an existing Product Plan not feasible, unrealistic as to its timelines, or to reflect changes in the requirements for any Product.

    4.2 Spending and Payments

        4.2.1 Funding. [***] will fund and pay for in accordance with each approved Product Plan [***] work performed pursuant to the approved Product Plan, including [***] of the cost of [***] of each Product, and any other expenses associated with the Launch of any Product intended for use in that Product Application incurred by the Parties; provided, however, all costs and expenses related to building, equipping, operating, maintaining, qualifying, and obtaining regulatory approval of a manufacturing facility

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                owned or operated by OI or a subcontractor are not the
                responsibility or obligation of Biomet.

        4.2.2 Budgets. The Management Committee shall consider and approve semi-annually throughout the Term a budget for work to be undertaken under any approved Product Plan for the following six months.

        4.2.3 OI Capital Investments. Notwithstanding the foregoing, Biomet shall have no responsibility for capital investments associated with OI's exercise of its manufacturing rights related to Products. OI shall fully fund and make all capital investments as may be reasonably required to carry its obligations under this Agreement.

        4.2.4 Payments. Biomet shall pay to OI, in advance, on a quarterly basis, as of the first day of each calendar quarter, the portion of each Product Plan's budget that relates to activities undertaken by OI as approved by the Management Committee for such quarter in each Product Plan.

        4.2.5 Variances. In the event that the sum of OI's actual expenditures pursuant to all approved Product Plans for a calendar quarter shall be greater than or less than the total amount budgeted, an adjustment shall be made at the time the next quarterly payment shall be due, following the closing of the books for the subject quarter. This will result in credits and charges for the subsequent quarter following the subject quarter. No adjustment from expenditures in excess of the approved budget shall exceed 20% of the approved budget without the approval of the Management Committee.

        4.2.6 Accounting. OI shall maintain a separate accounting of its direct and indirect costs for all its development work, manufacturing, and related activities for each approved Product Plan. OI's direct and indirect costs are defined in Appendix D and shall be applied on a consistent basis, unless a different basis is selected by mutual agreement. OI shall provide Biomet with a quarterly statement itemizing the direct and indirect costs incurred under each Product Plan during each quarter.

        4.2.7 Audit. OI shall maintain complete and accurate records of all information necessary for the determination of OI's direct and indirect costs, shall retain such records for three years, and shall allow such records, upon Biomet's request and at its expense, to be audited during normal business hours no more than once per year, by an independent auditor of Biomet's choice with the understanding that all information received will be regarded as Proprietary Information. If the audit discloses discrepancies in charges greater than five percent in OI's favor, the reasonable cost of such audit and the discrepancy shall be paid by OI.

        4.2.8 Failure to Fund: Remedies. In the event that Biomet fails to timely provide payment to OI for OI's activities pursuant to each approved Product Plan, OI shall be deemed free thereafter to manufacture, sell, have sold or sublicense each Product proposed in each Product Plan for which Biomet has failed to provide timely payment: provided, however, if OI wishes to use any Biomet Technology to make, use, sell, or offer to

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                sell any such proposed Product, then Biomet agrees to license such Biomet Technology for such purposes under mutually agreed upon and commercially reasonable terms and conditions consistent with prevailing terms and royalty rates in the medical device industry. OI shall also be deemed free to use, disclose and sublicense any Proprietary Technology Rights related to each such proposed Product in each such Product Plan. The rights herein granted to Biomet to obtain an exclusive license for each such proposed Product shall thereafter be deemed void and of no effect, but all rights herein granted to Biomet for every other Product shall remain in full force and effect; provided, however, that OI shall provide Biomet with notice of its intention to terminate any of Biomet's rights and Biomet shall have 60 days from the notice in which to provide the required payments. In the event Biomet fails to make timely payments as set forth in this paragraph, OI shall not be required to pay compensation for the subsequent commercialization of any such Product or to reimburse Biomet for any prior funding of any activities related to any Product Plan.

        4.3     Execution and Completion of Product Development.

        4.3.1 Expeditious Completion. Each Party shall use its reasonable business efforts to undertake and complete the activities required in each approved Product Plan as expeditiously as possible.

        4.3.2 Failure to Launch Products: Remedies. Subject to the proviso in the next sub-paragraph regarding unanticipated changes in development or commercialization, if Biomet has not Launched at least one Product in each Product Application in the Field within [***] of the date of approval by the Management Committee of the Product Plan for the Product Application to which that Product pertains, OI shall be deemed free thereafter to manufacture, sell, have sold or sublicense one or more Products for each Product Application, and to use, disclose and sublicense any Proprietary Technology Rights related to each such Product Application in the Territory: provided, however, if OI wishes to use any Biomet Technology to make, use, sell, or offer to sell any such proposed Product, then Biomet agrees to license such Biomet Technology for such purposes under mutually agreed upon and commercially reasonable terms and conditions consistent with prevailing terms and royalty rates in the medical device industry. The rights herein granted to Biomet to obtain an exclusive license for each such Product Application shall thereafter be deemed void and of no effect, but all rights herein granted to Biomet for every other Product Application as to which Biomet has timely Launched a Product in any country in the Territory shall remain in full force and effect. In any of the circumstances recited in this section OI shall not be required to pay compensation for the subsequent commercialization of any such Product or to reimburse Biomet for any prior funding of any activities related to any Product Plan.

        4.3.3 Unanticipated Preclinical, Clinical or Development Requirements. If, in order to Launch any Product, it becomes necessary to extend the time permitted by this Agreement or any Product Plan in order to conduct any Study or Clinical Investigation or make any technological or manufacturing change to any Product, or to permit OI to manufacture and

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                deliver commercial quantities of Product for any reason not due to the breach of this Agreement by, or lack of diligence of, Biomet, the Management Committee shall extend the [***] limit imposed by Article 4.3.2 to a date that reasonably reflects the time required to complete any such activities.

Article 5 - Manufacture and Sale of Products by OI

     5.1 Exclusive Supply of Products. During the Term, Biomet agrees to purchase and OI agrees to supply all of Biomet's requirements of Products. OI shall, either directly or through Affiliates or contractors, supply Biomet and any Biomet sublicensee exclusively with all their requirements of all Products throughout the Term. If Biomet does not purchase all of its requirements of Products exclusively from OI throughout the Term, and fails to cure said failure within 30 days of receiving notice from OI, then OI may terminate this Agreement in its entirety.

     5.2 Payment for Product.

        5.2.1 Transfer Price. Biomet will pay to OI a transfer price for all Products sold by Biomet in a bona-fide arms length transaction to an unaffiliated third party calculated according to the following formula:

                          Transfer Price = ASP x [***]

                where "ASP" or "Average Selling Price" represents [****]



        5.2.2 Distribution of Products Prior to Commercialization. If Biomet distributes any Product to any person or entity either without cost or at a price that does not reflect Biomet's planned ASP (as, for example for clinical trials or as samples) so that ASP cannot be fairly determined, then Biomet shall pay OI [***] of OI's actual cost for each such Product. To facilitate correct computation of payments under this provision, OI shall advise Biomet in writing of the actual current cost of each Product at the beginning of each calendar quarter during the Term.

        5.2.3 Combination Products. For a Product which is sold in combination with any other product, the ASP shall be calculated by attributing to the Product the percentage of the price of the combination product that fairly reflects the value of the Product as a part of the combination product.

        5.2.4 Undue Hardship. If the transfer price determined on the basis described above produces undue hardship for a Party, the Parties shall negotiate in good faith a reasonable accommodation to mitigate such hardship.

     5.3 Competence to Manufacture. Prior to the Launch of any Product and at any time thereafter during the Term, OI shall provide information, either in writing or, upon the request of Biomet, by a Biomet audit the conditions of which are reasonably satisfactory to both Parties, to demonstrate that it or any subcontractor selected by OI can and will manufacture production quantities of each Product in accordance with quality systems regulations (QSR) as established by the FDA (e.g., ISO 9000, CE mark approval) and in accordance with reasonable

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supply schedules and the Specifications. Any dispute as to the competence of OI or any subcontractor shall be referred to the Management Committee, and, if no resolution is there obtained or obtained from the referral to the CEO's of the Parties, to arbitration as set forth in Article 18. Any final decision finding OI or any such subcontractor not competent shall give OI or that subcontractor 60 days to cure any substandard practice. If no cure occurs within the 60 days, then the work will be assigned to a subcontractor that is shown to be competent.

     5.4 Reasonable Business Efforts. OI shall use its reasonable business efforts throughout the Term to meet Biomet's order and delivery requirements for Products. If OI shall not timely meet Biomet's requirements for Products in conformity with its forecasts for that Product, then, upon 60 days prior notice to OI to cure such failure, (and if within that 60 day period the Management Committee [or, as applicable, the Parties' CEO's] cannot agree that OI has cured any such failure) either Party may invoke the remedy of arbitration in Article 18 to resolve any such disagreement. However, upon the failure of the Management Committee to agree that OI has cured any such failure within that 60-day period, or if applicable, upon the decision of an arbitrator that OI has not cured any such failure to timely meet Biomet's requirements for Products, OI shall be deemed to have granted to Biomet the right under OI Technology and Patents to make or have made only that Product and only for so long as OI shall not be able to demonstrate to the reasonable satisfaction of Biomet its renewed ability and willingness to make timely deliveries of that Product to Biomet. In the case of any such manufacture by or for Biomet, the payments to OI under this Article will be reduced by the actual amount paid by Biomet for the manufacture of that Product, or by its actual cost for manufacture itself, provided, that, payments to OI for that Product shall never be less than ASP x [***].

     5.5 Payment. Biomet agrees to pay for each quantity of shipped and accepted Licensed Products within 30 days of receipt by Biomet of each such quantity shipped and invoiced. Biomet shall keep true and accurate records in sufficient detail to enable the payments made by Biomet hereunder to be verified, and agrees to permit such records to be examined from time to time by an auditor selected by OI who is acceptable to Biomet at reasonable intervals (not to exceed twice per any 12 month calendar period), during usual business hours, to the extent necessary to verify the reports and payment required hereunder. In the event that any such review indicates an underpayment of amounts due OI by Biomet in excess of [****], Biomet shall pay the cost of such review, as well as the amount of the underpayment.

     5.6 Purchase Orders. Biomet throughout the Term shall order Products by its purchase orders sent from time to time to OI. Biomet will forward its purchase orders for Product to OI by facsimile, mail or otherwise.

     5.7 Conflicting Forms. Any term of any document, including but not limited to a purchase order or acceptance, sent to either Party by the other in connection with either's performance under this Agreement, shall, only to the extent inconsistent herewith, or to the extent that it purports to impose requirements on a Party beyond or different from those imposed by this Agreement, be null, void and of no effect.

     5.8 F.O.B. and Risk of Loss. All prices for Products are F.O.B. the dock of the entity from which Product is shipped to Biomet. Title and risk of loss shall pass to Biomet upon delivery of product to a common carrier for shipment to Biomet.

     5.9 Forecasts. Throughout the Term Biomet shall provide OI with a rolling four-quarter forecast of its estimate of its demand for Product within 30 days of the beginning of each calendar quarter for the next four calendar quarters, commencing 30 days before the first

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Launch. Biomet's forecast for only the first such subsequent quarter of each such forecast only shall be binding on both Biomet and OI. OI shall advise Biomet within ten business days of receipt of each such forecast if the forecasted requirements exceed OI's ability to supply.

     5.10 Supply after the Term. [***] prior to the end of the Term, both Parties will need to negotiate a supply agreement to take effect after the Term. If the Parties are unable to agree upon the provisions of a supply agreement between the Parties respecting sales of Products to Biomet after the Term, OI shall have no obligation to continue to supply or cause any other entity to supply Product to Biomet.

Article 6.  Marketing of Products

     6.1 Marketing. Except to comply with its obligations to comply with all laws and regulations as required by Article 8.1.4, decisions with respect to sales activities and marketing of Products shall be the sole responsibility of Biomet, except as otherwise provided herein, and except that Biomet shall review with OI prior to commercial use each of the promotional or labeling materials for each Product.

     6.2 Marketing Plan. Prior to its review by the Management Committee, Biomet shall provide OI a copy of each marketing plan for each Product and each revision thereto.

     6.3 Commercialization Diligence. Except as required by its obligations to comply with all laws and regulations as set forth in Article 8.1.4, throughout the Term following Launch, Biomet shall use reasonable commercial efforts to sell the Products.

     6.4 Registration. OI shall be responsible for the registration of Products in OI's name in the United States and the European Union. In any other country in the Territory Biomet shall be responsible for the registration of Products in its name, subject to the right of OI to refer to or obtain appropriate rights to benefit from any such registration upon any failure, termination or expiration of this Agreement with respect to any Product. Each Party will give reasonable assistance to the other, without cost, to facilitate any such registration or the use of any such registration to which one Party is entitled upon any termination of any right in this Agreement. If any license to any Product Application terminates for any reason, OI shall be deemed the owner of any mark or other identifier of any Regulatory Approval, such as the CE mark in the European Union.

     6.5 Adverse Event. OI shall report to Biomet and Biomet shall report to OI ,as promptly as possible, any adverse experience or adverse experience information associated with uses of Products that directly or indirectly relates to but is not limited to hazards, contraindications, side effects, injuries, toxicity and sensitivity reactions. Each Party shall be free to submit as required by law such adverse experience information to such governmental authorities as it deems appropriate, or to take other action as it deems appropriate or required by applicable law or regulation, notwithstanding any confidentiality agreement to the contrary.

     6.6 Obligations in Case of Adverse Events. The obligations of either Party with respect to any Product are expressly conditioned upon the absence of any adverse conditions relating to the safety, quality or efficacy of that Product that would reasonably justify that Party, after consulting with the other, in exercising prudent and justifiable business judgment, in concluding that development or marketing of Product should be delayed, suspended or stopped altogether. The obligation to develop or market Product shall be delayed or suspended only so long as any such condition or event exists.

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Article 7 - Minimum Performance Requirements

     7.1 Minimum Purchases of Products. In order to retain the exclusive licenses and rights granted to it by OI under this Agreement, Biomet shall achieve total purchases from OI for each Product Application commencing with the first calendar day of the thirteenth month after Launch and continuing throughout the remainder of the Term as required by each approved Product Plan.

     7.2 Proration. Minimum purchases shall be pro-rated for the first and last partial calendar years after Launch during the Term so that minimum purchases may otherwise be calculated on a calendar year basis.

     7.3 Minimums for [***]. The minimum annual purchases of all Products intended for the [***] Product Application shall be those required by the matrix in Appendix C, attached.

     7.4 Remedies. If Biomet fails to meet the minimum requirements in this Article for any Product Application, by purchase within 30 days of the end of any period to which the minimum applies of the required number of units of Products within that Product Application, without the agreement of the Management Committee, OI shall be deemed free thereafter to manufacture, sell, have sold or sublicense any Product in that Product Application only and to use, disclose and sublicense any Proprietary Technology Rights related to each such
Product: provided, however, if OI wishes to use any Biomet Technology to make, use, sell, or offer to sell any such proposed Product, then Biomet agrees to license such Biomet Technology for such purposes under mutually agreed upon and commercially reasonable terms and conditions consistent with prevailing terms and royalty rates in the medical device industry. The exclusive licenses herein granted to Biomet for each such Product Application shall thereafter be deemed void and of no effect, but all rights herein granted to Biomet for every other Product Application as to which Biomet has timely achieved the minimums required by this Article shall remain in full force and effect.

Article 8 - Representations and Warranties

     8.1 Each Party represents and warrants solely to the other that:

        8.1.1 Authority. It has the full right and power to enter into this Agreement, perform it in accordance with its terms, and grant the licenses set forth in this Agreement. To the best knowledge of each Party as of the Effective Date there are no outstanding agreements, assignments, or encumbrances which interfere or conflict with any provision of this Agreement.

        8.1.2 GAAP. All audited or unaudited financial statements, manufacturing cost records, indirect cost records, reports of sales, and Product Plan expenditures of each Party shall be prepared in accordance with generally accepted accounting principles (GAAP) consistently applied.

        8.1.3 Business Efforts. It will use its reasonable commercial efforts throughout the Term to develop, manufacture or have manufactured, obtain Regulatory Approval for, Launch and sell the Products, meet each obligation under this Agreement, and comply with the decisions of the Management Committee.

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        8.1.4   Compliance with all Laws. It will comply with all applicable laws and regulations related to the development, manufacturing, sale, and promotion of Products throughout the Term.

     8.2 Representations of OI

        8.2.1 With respect to its issued Patents, to the best of the knowledge of OI as at the Effective Date (a) all issued Patents listed in Appendix A on the Effective Date are valid and enforceable; (b) there exists no publication or other reason that precludes the patentability of the subject matter or the validity of its Patents. and (c)it has no information as of the Effective Date to indicate that any entity licensed hereunder by it with respect to its Patents would not be free to make, use and sell Product in the Territory without infringing any third party patent.

        8.2.2 Patent Rights. With respect to each Patent licensed to Biomet, OI has good and marketable title, free and clear of all encumbrances.

        8.2.3 To the best of its knowledge as at the Effective Date no OI Technology infringes the rights of any third party.

Article 9 - Conditions to Agreement

The obligations of Biomet under this Agreement shall be subject to the condition (which may be waived in writing by Biomet) that OI shall have obtained any necessary approvals from licensors from which it has acquired OI Technology Rights as Biomet shall reasonably require.

Article 10 - Inventions and Patents

     10.1 Ownership. Inventions made as a result of activities under this Agreement, and any patents based on such Inventions, shall be owned and controlled as follows:

        10.1.1 if invented or discovered solely by one Party, ownership shall vest solely in that Party; or

        10.1.2 if invented or discovered jointly by both Parties ("Joint Invention(s)"), each Party shall have an undivided one-half ownership interest. OI shall control the preparation, filing, prosecution and maintenance of any patents or patent application at its expense on Joint Inventions related to novel manufacture or processing of FortaFlex or Products, and Biomet shall control the preparation, filing, prosecution and maintenance of any patents or patent application at its expense on Joint Inventions related to novel methods of use of any Product.

     10.2 Joint Inventions. Each Party will notify and consult with the other upon the preparation of any written Joint Invention report and the filing of any patent or copyright application based on such Joint Inventions, provide the other with a copy of any such invention report or patent application and any issued patent granted thereon, and on request, update the other as to the status of any such patent application. Each Party further agrees to sign documents to vest or maintain title to patents in the owner(s) designated in Section 10.3 of this Article, to provide upon request reasonable assistance to the other with respect to preparation

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and prosecution of such patent applications, and to furnish to the other all information and data in its possession reasonably necessary to obtain such patents.

     10.3 Alternative Patent Prosecution. In the event the owner or co-owner of any Invention elects not to obtain or maintain patents on such invention in any country, it will promptly notify the other Party, which may obtain or maintain such patents at its own expense. In such circumstances, the owner or co-owner agrees to have executed by its appropriate staff such documents as may be reasonably tendered to it by the other to obtain, maintain, or perfect its title to such patents and to furnish information and data in its possession reasonably necessary to obtain such patents.

     10.4 OI Right to Negotiate Licenses to Improvements. If Biomet solely develops Improvements to OI Technology during the Term that are either not otherwise licensed to OI under this Agreement or as to which OI wishes to obtain a license upon any termination of this Agreement, including partial termination as described in Article 13.3, OI shall have the right to license such Improvements on a non-exclusive basis. OI will pay Biomet a mutually agreeable consideration for such Improvements consistent with prevailing rates in the medical device industry. In addition, Biomet will be reimbursed for the actual costs associated with the transfer of information related to any such Improvements.

Article 11 - Claims and Protection of Technology

     11.1 Claims of Third Parties. In the event any third party asserts its proprietary intellectual property rights against either Party as a result of the manufacture, use, or sale of Products, the defense of such claim shall be conducted in accordance with the mutual agreement of the Parties, and costs associated with defending any litigation involving assertion of such rights and any recovery shall be shared equally.

     11.2 Protection of Technology. If a third party infringes any intellectual property or property right (collectively "property right") that is licensed under this Agreement, the Parties will make reasonable efforts to reach an agreement concerning the merits and the sharing of expenses and liabilities in connection with taking action against the third party. If the Parties can not reach a mutually acceptable agreement concerning bringing the action, then the following provisions will apply:

        11.2.1 The owner of the property right as determined according to the provisions of this Agreement, or the licensee of the property right, as the case may be (the latter solely to the extent that the licensee has the right to bring an infringement action), shall have the sole and exclusive right, but not the obligation, to bring an infringement action against the third party at the owner's sole expense.

        11.2.2 If the owner or licensee of the property right chooses not to initiate action or abate the infringement within ninety (90) days from notice thereof, then the other Party shall, to the extent permitted under any applicable license, have the right, but not the obligation, to bring the action at the other Party's sole expense.

        11.2.3 If the property right is Joint Technology, then OI will be deemed the owner and Biomet will be deemed the other Party for the purpose of applying the provisions of this section.

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        11.2.4  If one Party brings an infringement action against a third party under this section, the other Party will provide reasonable cooperation and agree to be joined as a party in the action, if required by a court, provided that the Party bringing the action pays the other Party's costs and expenses associated with the joinder, if the other Party so wishes.

        11.2.5 In all cases, and regardless of whether joinder is required, the Party bringing the action will have control over selection of counsel and handling of the action, including reaching a reasonable settlement with the infringing party.

        11.2.6 Notwithstanding the above provisions, if a third party brings any counterclaim in connection with an infringement action brought under this section, then the Party against whom the counterclaim is asserted will be responsible for the costs, expenses, and its respective liability in connection with defending the counterclaim and will have control over selection of counsel and handling of the action, including reaching a reasonable settlement with the infringing party.

        11.2.7 Any damages or awards received by either Party shall be divided between the Parties in the proportion that the costs incurred by each Party bears to the whole of such costs.

        11.2.8 Notwithstanding the above, any settlements that affect the integrity or intrinsic value of a property right will require the approval of the owner of the property right.

Article 12 - Handling of Proprietary Information

     12.1 Proprietary Information shall be safeguarded by the recipient, shall not be disclosed to third parties and shall be made available only to recipient's employees or consultants who agree to equivalent conditions and who have a need to know for the purposes specified under this Agreement. These mutual obligations of confidentiality shall apply throughout the Term, or for five years after the disclosure date of any Proprietary Information, whichever is later, but such obligations shall not apply to any information to the extent that such information:

        12.1.1 is or hereafter becomes generally available to the public other than by reason of any default with respect to a confidentiality obligation under this Agreement; or

        12.1.2 was already known to the recipient as evidenced by prior written documents in its possession; or

        12.1.3 is disclosed to the recipient by a third party who is not in default of any confidentiality obligation to the disclosing Party hereunder; or

        12.1.4 is developed by or on behalf of the receiving Party, without reliance on confidential information received hereunder; or

        12.1.5 is submitted to facilitate FDA Approval, provided that reasonable measures shall be taken to assure confidential treatment of such information; or

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        12.1.6  is submitted to governmental agencies to facilitate the issuance of marketing approvals and/or Regulatory Approvals for Products hereunder, provided that reasonable measures shall be taken to assure confidential treatment of such information; or

        12.1.7 is provided to third parties under appropriate terms and conditions including confidentiality provisions equivalent to those in this Agreement for external testing and marketing trials of Products hereunder; or

        12.1.8 is used with the consent of the disclosing Party, which consent shall not be unreasonably withheld, either in applications for patents or copyrights submitted under the terms of this Agreement, or in financial, technical or product information prepared in the ordinary course of the business required by the terms of this Agreement; or

        12.1.9  has been approved for publication by each of the Parties; or

        12.1.10 is otherwise required to be disclosed in compliance with applicable laws or regulations or order by a court or other regulatory body having competent jurisdiction.

Article 13 - Expiration and Termination of Agreement

     13.1 Expiration of Agreement. This Agreement shall expire upon the date of the last to expire of the Patents pertaining to any Product that has been Launched. Upon expiration, if Biomet wishes to use any OI Technology, Joint Technology or Trademark, rights in which remain enforceable after expiration, it will negotiate an appropriate license to that technology from OI on terms acceptable to both parties.

     13.2 Termination of Product Development at Biomet's Option. This Agreement may be terminated in its entirety by Biomet on one hundred eighty (180) days prior written notice, given not sooner than one year after the Effective Date, without further financial obligation of Biomet relating to research and development of Products. In the event Biomet provides this notice of termination, OI shall mitigate any further expenses during such one hundred eighty-(180) day period.

     13.3 OI's Partial Termination Rights. The right of OI to terminate its exclusive rights granted herein to one or more Product Applications or Products,
(a) in the case of failure of the Management Committee to approve a Product Plan (Article 4.1.4), (b) in the case of Biomet's failure to fund development of a Product, (Article 4.2.8), (c) in the case of its failure to Launch a Product, (Article 4.3.2), or (d) in the case of its failure to meet a minimum requirement for any Product (Article 7), and the effects thereof, shall be governed by the respective provisions of this Agreement dealing with each of those subjects.

     13.4 Termination for Breach or Insolvency. Notwithstanding the foregoing, this Agreement shall be terminable at the option of either Party upon written notice to the other Party if:


        13.4.1 the other Party is in material breach or default with respect to any material term or provision hereof and fails to cure the same within ninety (90) days

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                after written notice thereof, or such shorter time as is
                specifically set forth in any term of this Agreement. The right of either Party to cure any breach of any term of this Agreement shall not extend to more than one such breach of that term in any 12 months nor to more than 3 such breaches of that term throughout the Term;

        13.4.2 the other Party is adjudged bankrupt, files or has filed against it any petition under bankruptcy, insolvency or similar law, has a receiver appointed for its business or property, or makes a general assignment for the benefit of creditors, and such condition is not remedied or removed within ninety (90) days; or

        13.4.3 the other Party shall begin any proceeding for the liquidation or closing of its business or for the termination of its corporation charter. Termination of the licenses granted by a nondefaulting Party shall not affect the licenses granted to the nondefaulting Party by the defaulting Party.

     13.5 Effects of Termination. In the event of termination of this Agreement by either Party, rights to any Product shall be returned to OI, which shall thereafter have exclusive right, title and interest therein, including such rights to all preclinical or clinical data and Proprietary Technology Rights related thereto, and the licenses granted by OI herein pertaining to that Product, technology or Trademark shall be void. Upon any such termination, OI shall have the right, but not the obligation to repurchase from Biomet any in-date Product in Biomet's inventory at Biomet's cost.

     13.6 Rights and Obligations Prior to Termination. No termination or partial termination under this Agreement shall affect the rights or obligations of either Party with respect to the performance of either Party prior to termination.

Article 14 - Assignability

Neither this Agreement nor any interest hereunder shall be assignable by either Party without the written consent of the other, and any attempted assignment without such consent shall be null and void, provided, however, that either party may, without such consent, assign this Agreement to its successors in the event of the merger with, or sale of substantially all of the assets or consolidation of the business with which the Products are associated to, another company. This Agreement shall be binding upon the successors and permitted assignees of the Parties. Any such successor or permitted assignee shall be subject to the same rights and obligations as the original Party hereunder.

Article 15 - Export Licenses

This Agreement, and any technical information provided under this Agreement, is subject to restrictions concerning the export of products or technical information from the United States that may be imposed by the U.S. Government. Accordingly, each Party agrees that it will not export, directly or indirectly, any technical information acquired under this Agreement or any products utilizing any such technical information to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the U.S. Government when required by an applicable statute or regulation.

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Article 16 - Correspondence and Notice

     16.1 Biomet. Until otherwise notified in writing by Biomet, all documentation, reports, correspondence and notices by OI required hereunder shall be effective upon delivery via e-mail, first class mail or express courier (or via fax with a confirmation copy via first class mail) and shall be addressed to:

     Biomet , Inc.
     56 East Bell Drive
     P.O. Box 587
     Warsaw, Indiana 46581-0587
     Fax (219) 372-1960
     Attention: Chairman

     16.2 OI. Until otherwise notified in writing by OI, all documentation, reports, correspondence and notices by Biomet required hereunder shall be effective upon delivery via e-mail, first class mail or express courier (or via fax with a confirmation copy via first class mail) and shall be addressed to:

     Organogenesis Inc.
     150 Dan Road
     Canton, Massachusetts 02021
     Fax (781) 401-1109
     Attention: President & CEO

Article 17 - Indemnification and Claims

Each Party (an "Indemnifying Party") hereby indemnifies and holds the other, its licensees, sublicensees, assignees, employees, agents, officers and directors (the "Indemnified Parties") harmless from any claim, loss, injury, death, cost or damage of any kind (including all costs and attorney's fees attributable thereto) suffered by any of the Indemnified Parties arising out of the development, manufacture, use or sale of any Products by the other Party or arising out of the performance under this Agreement by the other Party, and agrees to save the Indemnified Parties harmless and waive subrogation rights with respect to any such claim, loss, injury, death, cost or damage, provided, however, that such loss, injury, cost, or damage does not arise out of any of the Indemnified Parties' negligence or willful misconduct in respect of such Product or its performance under this Agreement. The Parties recognize that product liability insurance will be necessary upon commercialization of Products. Therefore, the Parties agree to meet and discuss the acquisition of product liability insurance prior to such Launch upon terms consistent with industry standards. Notwithstanding the foregoing, Biomet does not waive or in any way compromise, modify or diminish its rights and remedies or release OI from its obligations and liabilities with respect to any third party product liability or other claim that may be asserted against Biomet based upon an actual or alleged defect in the manufacturing, design, materials or workmanship of any or all Products.

Article 18 - Arbitration

The Parties agree to attempt to settle any dispute under this Agreement by mutual discussion and consent. Any dispute or claim arising out of this Agreement that cannot be so settled shall be settled by arbitration conducted in accordance with the Commercial Arbitration Rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered by any court of competent jurisdiction. Any arbitration commenced by one Party

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against the other shall take place in the jurisdiction of the other, excluding cross-actions. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties. Each Party shall bear its own costs and attorneys' and witness' fees. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion. The arbitrator is not empowered to award punitive damages, or damages in excess of compensatory damages, and each Party irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. The arbitrator shall have the authority and discretion to award costs and reasonable attorneys' fees to the prevailing Party. Notwithstanding the foregoing, neither the duty nor the right to arbitrate any dispute between the Parties extends to any failure of the Management Committee to agree to any matter that is delegated to the Management Committee by this Agreement (nor does the duty or right to arbitrate extend to the appeal to the respective CEO's of the Parties of any failure of the Management Committee to agree as set forth in
Article 3.2), except that the failure of the Management Committee or the subsequent failure of the CEO's of the Parties to approve any Product Plan pursuant to Article 4.1.2 shall be arbitrable pursuant to this Article. Both any agreement by the Management Committee and the failure of the Management Committee to agree to any other matter so delegated shall be final and unappealable to any external forum by either Party. Neither Party shall commence any action in any court to resolve any dispute hereunder except to confirm such an arbitrator's award. Commencement of any such action shall be a breach of this Agreement entitling the other Party to terminate this Agreement forthwith.

Article 19 - Force Majeure

Neither Party shall be liable for any delay or default in performance caused by conditions beyond the Party's control, including but not limited to acts of God, strikes, or unavailability of materials.

Article 20 - Miscellaneous

     20.1 No Implied Licenses. Except as expressly provided for in this Agreement, nothing contained herein shall be construed as conferring any license or other rights, by implication, estoppel or otherwise, under any patent (including design patent and utility model patent) or patent application, or any copyrights, trademarks, trade names or trade dress.

     20.2 No Implied Trademark Licenses. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation other than any Trademark (including any contraction, abbreviation, or simulation of any of the foregoing); and each Party hereto agrees not to use any designation of the other Party in any promotional activity associated with this Agreement, or with products licensed hereunder, without the express written approval of the other Party.

     20.3 Modification. This Agreement with its schedules constitutes the entire agreement between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be null and void and of no effect, except that any proprietary information agreement previously executed by the Parties shall be null and void only to the extent that it reasonably would be construed to otherwise govern confidentiality of the subject matter of this Agreement. No additions to, deletion from, or modification of any of the provisions of this Agreement shall be binding upon the Parties hereto unless made in writing and signed by a duly authorized

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representative of each such Party.

     20.4 No Waiver. The failure of either Party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. No waiver by any Party hereto of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

     20.5 Publicity. In the absence of prior written approval of the other Party, neither Party shall originate any publicity, news release, or other public announcement, written or oral, whether to the public press, to stockholders or otherwise, relating to this Agreement, to any amendment hereto or activities hereunder, unless such announcement is required by law to be made. The Party making any such announcement shall give the other Party an opportunity to review the announcement before it is made. After the publication of the first mutually agreed upon announcement, routine references to this Agreement and the arrangements hereunder without undue frequency and without emphasis shall be allowed in the usual course of business to the extent of the previous mutually agreed upon announcement.

     20.6 Severability. If any provision(s) of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby in that jurisdiction, and the whole of this Agreement shall remain in effect in every other jurisdiction. The Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term in the affected jurisdiction to as fully as possible realize the intent of the Parties and their commercial bargain.

     20.7 Law Governing. This Agreement shall be interpreted, construed, and governed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles.

     20.8 Survival. The following provisions (and the definitions of any term used in any such provision) shall survive any termination or expiration of this
Agreement: 4.2.7, 6.5, 6.6, Article 11, Article 12, Article 13.5, Article 17,
Article 18, and this paragraph.

     20.9 Headings. The headings in this Agreement are for the convenience of the Parties only, and shall not be used to modify or affect the meaning of any term of this Agreement.

     IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written:

Biomet Inc.                                 Organogenesis Inc.

By: /s/ Richard Craig Blaschke              By: /s/ Michael Sabolinski
    -----------------------------------         -------------------------------


Title:  Vice President Biomaterials         Title: President & CEO
      ---------------------------------            ----------------------------



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                                                                      APPENDIX A

                    BIOMET/Organogenesis PRODUCT DEVELOPMENT
                          AND SUPPLY AGREEMENT, PATENTS

Peracetic acid sterilization
----------------------------
USA                         Patent No. 5,460,962             Issued 24-Oct-95
Mexico                      Patent No. 193892                Issued 29-Oct-99
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]

Tissue repair fabric
--------------------
USA                         Patent No. 5,733,337             Issued 31-Mar-98
Australia                   Patent No. 711900                Issued 03-Feb-00
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]

Chemical cleaning of biological material
----------------------------------------
USA                         Patent No. 5,993,844             Issued 30-Nov-99
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]

[***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]
[***]                       [***]                            [***]

[***]
[***]                       [***]                            [***]

* CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERICKS DENOTE OMISSIONS.



                                                                      APPENDIX B

                    BIOMET/Organogenesis PRODUCT DEVELOPMENT

                      AND SUPPLY AGREEMENT, SPECIFICATIONS


Specifications for the formulation of each Product will be agreed to or amended from time to time during the Term and as each is agreed to or amended by the Management Committee, attached as part of this Appendix.

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* CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERICKS DENOTE OMISSIONS.



                                                                      APPENDIX C

                     Joint Organogenesis/Biomet Product Plan

                           Product Application: [***]


Product Description
----------------------------------- --------------------------------------------

----------------------------------- --------------------------------------------
Material (layers, crosslinking,     [***]
hydration, etc.)
----------------------------------- --------------------------------------------
Size                                TBD
----------------------------------- --------------------------------------------
Shape                               TBD
----------------------------------- --------------------------------------------
Package                             Heat sealed blister package with foil lid
                                    inside a heat sealed pouch. Sterile inner
                                    and outer package.
----------------------------------- --------------------------------------------

Intended Uses
------------------------------------------------

----------------------------------- --------------------------------------------
Conditions                          o        [***]
                                    o        [***]
                                    o        [***]
                                    o        [***]
----------------------------------- --------------------------------------------
Procedures                          o        [***]
----------------------------------- --------------------------------------------
Treatment Settings                  o        Hospital, inpatient or outpatient
----------------------------------- --------------------------------------------
Markets/Countries                   o        All major markets
----------------------------------- --------------------------------------------

Key Features
------------------------------------------------

----------------------------------- --------------------------------------------
Required                            o        [***]
                                    o        [***]
                                    o        [***]
                                    o        [***]
                                    o        [***]
----------------------------------- --------------------------------------------
Desirable Characteristics           o        [***]
                                    o        [***]
                                    o        [***]
                                    o        [***]
                                    o        [***]
----------------------------------- --------------------------------------------


o        Product Variations

         |X|      Next generation:     TBD
                                  ----------------------------------------------

         |X|      Kits:       TBD
                       ---------------------------------------------------------

         |X|      Combination Products:      TBD
                                       -----------------------------------------

o        Potential for new IP, Patents:      TBD
                                       -----------------------------------------

                                         ---------------------------------------

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* CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERICKS DENOTE OMISSIONS.




----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
                                                      Materials       Time per
Development Process                Description          Needed        Process         Cost           Resp. Party
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
[***] Studies                 Biomechanical [***]    TBD           [***]          [***]         Biomet/Organogenesis
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
[***] Studies                 [***] study            TBD           [***]          [***]         Biomet
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
[***] Studies                 [***]                  TBD           [***]          [***]         Organogenesis
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
Validation Studies            TBD
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
[***]                         [***]                  TBD           [***]          [***]         Biomet
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
[***] Studies                 TBD

----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
Anticipated Collaboration     TBD
Needs
----------------------------- ---------------------- ------------- -------------- ------------- ----------------------
       *Full series not expected since product is substantially equivalent to other Organogenesis ICL products



----------------------------------------------------------------------------------------------------------------------
Worldwide Minimum Biomet Purchases of Product from OI
----------------------------------------------------------------------------------------------------------------------
                                           Year 1         Year 2           Year 3          Year 4           Year 5
------------------------------------ --------------- ---------------- --------------- ---------------- ---------------
[***]                                [***]           [***]            [***]           [***]            [***]
------------------------------------ --------------- ---------------- --------------- ---------------- ---------------




Approved:

/s/ Patrick R. Bilbo                      /s/ Richard Craig Blaschke
------------------------------------      --------------------------------------
Organogenesis Inc.                        Biomet

Name: Patrick R. Bilbo                    Name: Richard Craig Blaschke
Title: Director, New Products             Title: Vice President Biomaterials
Date: 8/26/01                             Date: 8/26/01

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* CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. ASTERICKS DENOTE OMISSIONS.



                                                                      APPENDIX D

              BIOMET/Organogenesis PRODUCT DEVELOPMENT AND SUPPLY
                       AGREEMENT, DIRECT & INDIRECT COSTS


Definition of  "DIRECT COSTS" and "INDIRECT COSTS"

"DIRECT COSTS" means costs incurred with respect to the development work, manufacturing, inventory and related activities for each Product Plan and shall be equal to the sum of Material Costs and Direct Labor Costs which are defined as follows:

(a) "Material Costs" shall mean the prices paid for raw material components and purchased goods, including any packaging which may be necessary for shipment, which are purchased from outside vendors, plus any freight, taxes, duties and other acquisition charges where applicable.

(b) "Direct Labor Costs" shall mean the costs associated with the total labor hours directly required for or related to the development work, manufacturing, inventory and related activities for each Product Plan (including salaries, wages, bonuses, overtime, payroll taxes and fringe benefits).

"INDIRECT COSTS" shall mean all other costs related to the development work, manufacturing, inventory and related activities for each Product Plan, including expenses associated with quality assurance, quality control, validation, manufacturing, engineering, purchasing, facilities and materials management. These expenses will include an allocation of depreciation, occupancy, spoilage and general and administrative costs specifically associated with the plant or plants manufacturing the product (collectively "Overhead Costs"); provided, however, that Overhead Costs shall be allocated to the product based on the percentage of the manufacturing facility used for the product in the event that the product is manufactured either in a facility that is also used to manufacture products other than the product, or in a facility that is not used to full capacity in manufacturing the product.